                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           GENOME THERAPEUTICS CORP.
                (Name of Registrant as Specified In Its Charter)

                           GENOME THERAPEUTICS CORP.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           GENOME THERAPEUTICS CORP.

                              --------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          IN LIEU OF AN ANNUAL MEETING

                        TO BE HELD ON FEBRUARY 22, 1999

To the Shareholders of
GENOME THERAPEUTICS CORP.

     NOTICE IS HEREBY GIVEN that a Special Meeting in Lieu of an Annual Meeting of Shareholders of Genome Therapeutics Corp. (the "Company") will be held on February 22, 1999 at 10:00 a.m. at Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

     A. To elect six directors.

     B. To ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending August 31, 1999.

     C. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has fixed the close of business on January 11, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

     All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                                            By Order of the Board of Directors,

                                            DAVID C. CHAPIN, Clerk

January 21, 1999
Boston, Massachusetts

                           GENOME THERAPEUTICS CORP.

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Genome Therapeutics Corp. (the "Company") for use at a Special Meeting in Lieu of an Annual Meeting of Shareholders to be held on February 22, 1999 (the "Annual Meeting"), or at any adjourned session(s) of that meeting, for the purposes set forth in the foregoing Notice. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. This solicitation of proxies is being made by mail, although it may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other employees of the Company. No additional compensation will be paid to such individuals for such services. This Proxy Statement and accompanying proxy will be mailed on or about January 21, 1999, to all shareholders entitled to vote at the meeting. The address of the Company is 100 Beaver Street, Waltham, Massachusetts, 02154.

     Only shareholders of record at the close of business on January 11, 1999, will be entitled to notice of and to vote at the meeting. As of December 21, 1998 the Company had outstanding 18,348,646 shares of Common Stock, $.10 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and electing to vote in person.

     A copy of the Company's 1998 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to each shareholder entitled to vote at the meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998 AND RELATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO EACH SHAREHOLDER ENTITLED TO VOTE AT THIS MEETING WHO REQUESTS A COPY OF SUCH IN WRITING. REQUESTS SHOULD BE SENT TO GENOME THERAPEUTICS CORP. 100 BEAVER STREET, WALTHAM MASSACHUSETTS, 02154, ATTENTION:
FENEL M. ELOI, SR. VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Massachusetts law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

     The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but none of the withheld votes, abstentions, or broker non-votes will be counted as "cast" or have any effect on the outcome of voting on the particular matter, even though persons analyzing the results of the voting may interpret the results differently.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 21, 1998, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, and the stock ownership of the Company's current directors and nominees, and of all directors and executive officers of the Company as a group:

                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)               OWNERSHIP     OF CLASS
---------------------------------------               ----------    --------
Marc B. Garnick.....................................     25,000(2)       *
Robert J. Hennessey.................................  1,445,000(3)     7.3%
Philip Leder........................................    222,631(4)     1.2%
Lawrence Levy.......................................     20,800(4)       *
Steven M. Rauscher..................................     76,631(4)       *
Norbert G. Riedel...................................     25,000(2)       *
Fenel M. Eloi.......................................     38,205(4)       *
Christopher T. Kelly................................     14,939(4)       *
Orrie M. Friedman...................................  2,129,965       11.6%
All directors and officers as a group (8 persons)...  1,818,206(5)     9.1%

---------------
  * Less than 1%

(1) The address of all such persons is c/o the Company, 100 Beaver Street, Waltham, Massachusetts, 02154, except Dr. Friedman, whose address is c/o Grenfell Development Corp., One Kendall Square, Suite 2200, Cambridge, MA 02139.

(2) These shares are issuable upon exercise of options granted on January 11, 1999 to Dr. Garnick and Dr. Riedel who were elected as directors by the Board of Directors on January 11, 1999 and are standing for election by the shareholders. The options will vest in four equal installments over the next four years on the anniversary of the date of grant.

(3) Includes 1,405,000 shares which are issuable upon the exercise of vested options.

(4) Includes 220,000 shares for Dr. Leder, 20,000 shares for Mr. Levy, 70,000 shares for Mr. Rauscher, 15,561 shares for Mr. Eloi and 8,439 shares for Mr. Kelly which shares are issuable upon the exercise of vested options or options which are to become vested within 60 days following December 21,1998. Includes 2,631 shares for Dr. Leder, 800 shares for Mr. Levy and 2,631 shares for Mr. Rauscher which shares are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 21, 1998.

(5) Includes a total of 1,739,000 shares which may be issuable upon the exercise of vested options or options which are to become vested within 60 days following December 21, 1998. Includes 6,062 shares which are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 21, 1998.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and other executive officers who earned more than $100,000 for the fiscal year ended August 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                           --------------------------
                                                    ANNUAL COMPENSATION                     ALL
                                                    -------------------     STOCK          OTHER
                                          FISCAL    SALARY       BONUS     OPTIONS/   COMPENSATION(1)
NAME AND PRINCIPAL POSITION                YEAR        $           $        SARS#            $
---------------------------               ------    -------      ------    --------   ---------------
Robert J. Hennessey.....................   1998     305,468(2)   20,625         --         2,850
Chairman, President/CEO                    1997     346,915(3)   40,000         --         2,735
                                           1996     313,661(4)   50,000    300,000         1,000

Fenel M. Eloi...........................   1998     158,461      21,000     25,100         3,000
Sr. Vice President,                        1997     152,746(5)   24,000     15,100         2,846
CFO & Treasurer                            1996     119,700      30,000     25,100         1,000

Christopher T. Kelly....................   1998     204,959(6)   25,000     10,000         1,500
Sr. Vice President --                      1997      59,257(7)   15,000    165,000            --
Strategic Planning and                     1996          --          --         --            --
Business Development

---------------
(1) These amounts represent Company contributions to the Company's 401(k) Plan.

(2) This amount includes $6,885 for relocation expenses and $16,949 for other compensation allowances.

(3) This amount includes $63,331 for relocation expenses and $16,949 for other compensation allowances.

(4) This amount includes $67,123 for temporary housing.

(5) This amount includes $14,743 for relocation expenses.

(6) This amount includes $35,152 for relocation expenses.

(7) This amount includes $4,450 for temporary housing. Mr. Kelly's salary in 1997 reflects 4 months of employment.

EXECUTIVE EMPLOYMENT AGREEMENT

     Robert J. Hennessey, Chairman of the Board, President and Chief Executive Officer of the Company, has an employment agreement with the Company which commenced March 15, 1996. The agreement is subject to automatic extension annually thereafter unless prior written notice of nonrenewal is given.

Mr. Hennessey's current base salary is $290,000, and is subject to increase each year, as determined by the Board of Directors or Stock Option and Compensation Committee. The percentage of the increase must be at least equal to the percentage increase, if any, during the preceding year in the Consumer Price Index -- Boston Region. The agreement entitles Mr. Hennessey to receive bonuses based on the Company's achievement of certain operating and financial goals. The amount of any bonus shall be determined by the Board (or a committee of the Board) pursuant to the agreement. Mr. Hennessey also received certain other compensation allowances, as approved by the Board, equal to $16, 949. Upon hiring, Mr. Hennessey was awarded non-qualified stock options to purchase 1,600,000 shares of Common Stock at an exercise price of $1.625 per share, all of which were vested as of August 31, 1998. In February, 1996, Mr. Hennessey was also awarded non-qualified stock options to purchase up to 300,000 shares of Common Stock, at an exercise price of $8.87 per share, the fair market value of the Common Stock on the date of the grant. As of August 31, 1998, 175,000 options have vested and the balance of the 125,000 options by their terms vest on December 21, 2005 or earlier if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $14.25 or higher.

     Mr. Hennessey's options shall become fully vested upon the occurrence of a change in control (as defined). In addition, the agreement provides for the continuation of all compensation and benefits for a period equal to the lesser of the remaining term of the agreement or 8 months in the event that Mr. Hennessey's employment is terminated without cause (as defined) or terminates with good reason (as defined). In the event that Mr. Hennessey's employment is terminated by the Company within 12 months following a change in control (as defined) for any reason other than cause, the Company will pay him a lump sum cash payment equal to two times the base salary and bonus paid to Mr. Hennessey for the calendar year preceding the year in which the change in control occurs, and together with all accrued obligations (as defined). The agreement contains customary confidentiality and non-competition clauses.

     The following table reflects the stock options granted by the Company to the named executive officers for the fiscal year ending August 31, 1998:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                    POTENTIAL REALIZED
                                                                                     VALUE AT ASSUMED
                                         % OF TOTAL                                RATES OF STOCK PRICE
                            OPTIONS/    OPTIONS/SARS    EXERCISE                     APPRECIATION FOR
                              SARS       GRANTED TO      OR BASE                      OPTION TERM(1)
                            GRANTED     EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
           NAME                #        FISCAL YEAR     ($/SHARE)       DATE          5%          10%
           ----             --------    ------------    ---------    ----------    ---------   ---------
Robert J. Hennessey.......       --          --              --             --           --          --

Fenel M. Eloi.............   10,000(2)      2.1%          $5.00       10/10/07     $101,182    $190,732
                                100(3)       --            9.50       10/20/07          597       1,514
                             15,000(4)      3.2%          4.875       07/27/08       45,988     116,542

Christopher T. Kelly......   10,000(4)      2.1%          4.875       07/27/08       30,659      77,695

---------------
(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(2) This non-qualified stock option was granted on October 10, 1997 and has a term of ten years. The option vests in two equal installments over the next two years on the anniversary of the date of grant.

(3) This incentive stock option was granted on October 10, 1997 and has a term of ten years. The option vests in equal installments over the next four years on the anniversary of the date of grant.

(4) These incentive stock options were granted on July 27, 1998 and have a term of ten years. The option vests in four equal installments over the next four years on the anniversary of the date of grant.

(4) These incentive stock options were granted on July 27, 1998 and have a term of ten years. The option vests in four equal installments over the next four years on the anniversary of the date of grant.

     The following table sets forth the aggregate dollar value of all Options/SARs exercised and the total number of unexercised Options/SARs held on August 31, 1998 by each of the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                          VALUE OF
                                                                      NUMBER OF         UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                   FISCAL YEAR-END    FISCAL YEAR-END
                                                                         (#)                ($)
                                SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
             NAME               ON EXERCISE(#)     REALIZED($)      UNEXERCISABLE     UNEXERCISABLE(1)
             ----               ---------------    -----------    -----------------   ----------------
Robert J. Hennessey...........      368,000        $2,511,625     1,405,000/125,000   $    1,133,937/0
Fenel M. Eloi.................       26,375           123,456        23,963/ 57,712            0/2,003
Christopher T. Kelly..........           --                --        22,500/162,500                0/0

---------------
(1) The closing price of the Common Stock on August 31, 1998 was $2.5469 as reported by NASDAQ National Market. Value is calculated on the basis of the difference between the Option/SAR grant price and $2.5469 multiplied by the number of shares of Common Stock underlying the Option/SAR.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filings.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company consists of Messrs. Rauscher and Levy and Dr. Leder. The Committee's responsibilities include recommending to the Board of Directors the compensation of the Company's executive officers, administering the Company's stock option plans and approving the grant of stock options to employees of, and consultants to, the Company. No member of the Committee was an officer or employee of the Company during the year ended August 31, 1998.

     The Company's executive compensation programs reflect input and recommendations from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a recommendation to the Board of Directors concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Company and Mr. Hennessey are parties to an employment agreement. During the year ended August 31, 1998 Mr. Hennessey received a salary of $281,634, relocation and compensation allowances of $23,834 and a bonus of $20,625 under the agreement. Pursuant to the agreement, in March 1993 and March 1996, Mr. Hennessey was granted an option to purchase up to 1,600,000 and 300,000 shares of the Company's Common Stock respectively. See "Executive Compensation -- Executive Employment Agreements."

     Mr. Hennessey's base salary and bonus reflect Mr. Hennessey's and the Company's accomplishments since his employment with the Company began in March 1993 through fiscal 1998. During this period, Mr. Hennessey completed several strategic alliances with pharmaceutical companies, initiated the Company's PathoGenome(TM) database initiative, and completed a successful public offering. No specific weight was assigned to any of these accomplishments by the Committee.

EXECUTIVE OFFICER COMPENSATION

     The Company maintains compensation and incentive programs designed to motivate, retain and attract management. The compensation levels provided for the Company's executive officers reflect consideration of the compensation levels of comparable companies, and the performance and potential of the officer.

     Ongoing executive officer compensation is determined subjectively, in that the Chief Executive Officer provides recommendations to the Compensation Committee for the proposed remuneration of the Company's officers based on his evaluation of those individuals' performance against objectives jointly formulated by the Chief Executive Officer and the officers, any change in their responsibilities, their potential to contribute to the success of the Company and the compensation levels of similarly situated employees of comparable companies. No specific weights have been assigned to these factors by the Committee.

     Officer compensation is generally composed of cash compensation and option grants under the Company's stock option plans. The Company believes strongly in the use of stock options to align the interests of its employees, particularly its executive officers, with the interests of the Company's shareholders. Options generally vest over a period of years, in order to serve as a future incentive. There is no formula for the award of stock options to individual executives. Factors considered in making option awards include the officer's existing equity or stock option position, the importance to the Company of retaining the officer's services, the officer's potential to contribute to the success of the Company and the officer's past contributions to the Company.

                                            STOCK OPTION AND COMPENSATION
                                            COMMITTEE

                                            Steven M. Rauscher
                                            Philip Leder
                                            Lawrence Levy

                               PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

     The graph below compares the relative cumulative total returns to the Company's shareholders with the cumulative total of the S&P 500 Index and the Amex Biotechnology Index over the last five years.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
               AMONG GENOME THERAPEUTICS CORP., THE S&P 500 INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX
PERFORMANCE GRAPH

                                         GENOME                                HAMBRECHT &
                                      THERAPEUTICS                                QUIST
                                       CORPORATION           S&P 500          BIOTECHNOLOGY
AUG-93                                     100                 100                 100
AUG-94                                     145                 105                 118
AUG-95                                     564                 128                 156
AUG-96                                     664                 152                 175
AUG-97                                     577                 214                 185
AUG-98                                     168                 231                 166

* $100 invested on 8/31/93 in stock or Index, including reinvestment of dividends. Fiscal year ending August 31.

                                   PROPOSAL A

                           ELECTION OF SIX DIRECTORS

     The Board of Directors has fixed the number of directors at six. It is intended that the enclosed proxy will be voted for the election of the four persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. In order to be elected a majority of the shares entitled to vote must approve, or be deemed to have approved, the election of each nominee for director. If any nominee should be unavailable for election at the time of the meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than four directors. All of the nominees are currently directors of the Company and were elected at the 1998 Annual Meeting except for Messrs. Norbert G. Riedel, Ph.D. and Marc B. Garnick, M.D. who were elected by the Board of Directors on January 11, 1999 and are standing for election by the shareholders. All have agreed to serve as directors if elected at the meeting.

     Directors of the Company who are not also employees will receive compensation under the 1997 Directors' Deferred Stock Plan.

     The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

                                                                                              DIRECTOR
             NAME                AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS       SINCE
             ----                ---        --------------------------------------------      --------
Robert J. Hennessey............  57     Mr. Hennessey became Chief Executive Officer and        1993
                                        President of the Company in March 1993 and was
                                        elected Chairman of the Board in May 1994. From 1990
                                        to March 1993, Mr. Hennessey was President of
                                        Hennessey & Associates, Ltd., a consulting firm, and
                                        from 1980 to 1990 he was a Vice President of
                                        Sterling Drug, Inc., a pharmaceutical company.

Philip Leder, M.D..............  64     Dr. Leder, a director of the Company, has served as     1994
                                        the John Emery Andrus Professor of Genetics and
                                        Chairman of the Department of Genetics at Harvard
                                        Medical School since 1980. He has also been a Senior
                                        Investigator of the Howard Hughes Medical Institute
                                        since 1986. Dr. Leder is a director of Monsanto
                                        Company, Inc.

Lawrence Levy..................  75     Mr. Levy , a director of the Company, is Chairman of    1986
                                        the Board of Directors and President of Northern
                                        Ventures Corporation, international management and
                                        business consulting firm. He has held this position
                                        since 1982.

Steven M. Rauscher.............  46     Mr. Rauscher is a director of the Company and has       1993
                                        been the Chief Executive Officer and a director of
                                        Affiliated Research Centers, Inc. since 1995. From
                                        1993 to 1995 Mr. Rauscher was President and Chief
                                        Executive Officer of Pharmedic Company, a
                                        biopharmaceutical company and from 1976 to 1993 he
                                        was Vice President of Abbott Laboratories, a
                                        biopharmaceutical company.

                                                                                              DIRECTOR
             NAME                AGE        PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS       SINCE
             ----                ---        --------------------------------------------      --------
Norbert G. Riedel, Ph.D........  41     Dr. Riedel is currently President of the Recombinant    1999
                                        Strategic Business Unit for Baxter Hyland Immuno, a
                                        division of Baxter Healthcare Corp. From 1991 to
                                        1998 Dr. Riedel served in various research and
                                        management positions at Hoechst Marion Roussel, Inc.
                                        where his most recent responsibility was Head of
                                        Global Biotechnology and the Hoechst Ariad Genomic
                                        Center. From 1984 to 1992 Dr. Riedel held various
                                        academic appointments at Harvard University, Boston
                                        University School of Medicine and Massachusetts
                                        Institute of Technology.

Marc B. Garnick, M.D...........  52     Dr. Garnick is currently Executive Vice President       1999
                                        and Chief Medical Officer at Praecis
                                        Pharmaceuticals, Inc. and Clinical Professor of
                                        Medicine at Harvard Medical School. From 1987 to
                                        1994, Dr. Garnick was Vice President, Clinical
                                        Development at Genetics Institute. From 1978 to
                                        1998, Dr. Garnick held various academic and hospital
                                        appointments at Harvard Medical School, the Dana
                                        Farber Cancer Institute and the Brigham and Women's
                                        Hospital.

     The Board of Directors held six meetings during fiscal 1998. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each committee on which they serve.

     The Board of Directors has established an Audit Committee consisting of Mr. Rauscher, Mr. Levy and Dr. Leder which held one meeting during fiscal 1998. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of independent auditors.

     The Board of Directors has established a Stock Option and Compensation Committee, consisting of Messrs. Rauscher and Levy and Dr. Leder. The duties of the Stock Option and Compensation Committee consist of determining the compensation of the Company's executive officers, and administering the Company's stock option plans and determining the grant of stock options to employees of, and consultants to, the Company. During fiscal 1998, the Stock Option and Compensation Committee held four meetings.

     The Board of Directors has established a Nominating Committee, consisting of Mr. Levy and Dr. Leder. The duties of the Nominating Committee consist of considering and making recommendations to the Board of Directors. During fiscal year 1998, the Nominating Committee had no meetings. The Nominating Committee does not consider nominees recommended by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE SIX NOMINEES DESCRIBED ABOVE.

                               EXECUTIVE OFFICERS

     The executive officers of the Company who are not also directors of the Company are as follows.

               NAME                               POSITION
               ----                               --------
Fenel M. Eloi......................  Senior Vice President, Treasurer
                                     and Chief Financial Officer

Christopher T. Kelly...............  Senior Vice President -- Strategic
                                     Planning and Business Development

     Fenel M. Eloi joined the Company in September 1989 as Corporate Controller and was promoted to his current position in September, 1991. Between 1984 and 1989, Mr. Eloi held various financial management positions at GTE Corp. where his last responsibility was Business Unit Financial Manager. Prior to 1984, he held various financial positions, both domestic and international, with Haemonetics, Inc. and Simplex Time Recorder Co.

     Christopher T. Kelly has been Senior Vice President -- Strategic Planning and Business Development since March 1997. Prior to joining the Company, Mr. Kelly served as President and Chief Executive Officer of Spectral Pharmaceuticals, Inc., a company which he co-founded in 1993. Prior to Spectral, he was Vice President of Commercial Development at Triplex Pharmaceutical Corporation. From March 1986 to March 1992, Mr. Kelly held senior strategic planning and business development positions at Sterling Drug, Inc., serving as Vice President Business Development from March 1989 to March 1992. Mr. Kelly previously held senior marketing positions with Boehringer Mannheim Corporation, CooperBiomedical, Inc. and Hoffmann-La Roche Inc.

                                   PROPOSAL B

                     RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP, Boston, Massachusetts, has been selected by the Board of Directors of the Company as auditors of the Company for the fiscal year ending August 31, 1999. Unless otherwise indicated, proxies will be voted in favor of ratifying the selection of Arthur Andersen as auditors. A representative of Arthur Andersen will be present at the Annual Meeting if requested by a shareholder (either in writing or by telephone) in advance of the Annual Meeting. Such requests should be directed to the Clerk of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL B.

                             SHAREHOLDER PROPOSALS

     In order for any proposal that a shareholder intends to present at next year's annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's offices in Waltham, Massachusetts, no later than September 28, 1999.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

     In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                     PROXY

                           GENOME THERAPEUTICS CORP.

           SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 22, 1999

The undersigned hereby appoints Robert J. Hennessey and Fenel M. Eloi or either of them, proxies with power of substitution to each, to vote at the Special Meeting in Lieu of an Annual Meeting of Stockholders of Genome Therapeutics Corp., to be held on February 22, 1999 at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

------------                                                       -------------
SEE REVERSE        CONTINUE AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE
------------                                                       -------------

[x] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no contrary direction is made, this proxy will be voted for Proposals 1 and 2.

  1. To Elect six directors.
     NOMINEES: Philip Leder, Robert J. Hennessey, Lawrence Levy,
     Marc B. Garnick, Steven M. Rauscher, Norbert G. Riedel


            FOR                                WITHHELD
            ALL   [ ]                      [ ] FROM ALL
         NOMINEES                              NOMINEES


   [ ]________________________________________
      For all nominees except as noted above


                                                 FOR     AGAINST   ABSTAIN
  2. To ratify the selection of Arthur           [ ]       [ ]       [ ]
     Andersen LLP as the Company's
     auditors for the fiscal year ending
     August 31, 1999.

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments of the meeting.


  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]



  PLEASE SIGN AND DATE.

  NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.



Signature:_____________________________________________ Date__________________


Signature:_____________________________________________ Date__________________